Exhibit G

WAIVER

October    , 2016

Reference is made to the Purchase Agreement dated as of October 4, 2016 by and among Genco Shipping & Trading Limited and the undersigned Investors (the “Agreement”).  Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Agreement.  Pursuant to Section 9.6 of the Agreement, the Investors hereby waive, with respect to Section 7.11 of the Agreement (excluding the proviso thereof), (1) the purchase of shares of Series A Preferred Stock by the Investors or the Other Existing Investors or their respective affiliates in the Additional Private Placement in such amounts as the Company determines to allocate and (2) the sale in the Additional Private Placement of not more than $100 in shares of Series A Preferred Stock in excess of the $38,600,000 specified in such Section.

IN WITNESS WHEREOF, the undersigned have executed this waiver as of the date set forth above:

The Investors:

STRATEGIC VALUE MASTER FUND, LTD.
By: Strategic Value Partners, LLC, its Investment Manager

By:
Name: James Dougherty
Title: Fund Chief Financial Officer

STRATEGIC VALUE SPECIAL SITUATIONS MASTER FUND II, L.P.
By: SVP Special Situations II, LLC, its Investment Manager

By:
Name: James Dougherty
Title: Fund Chief Financial Officer

STRATEGIC VALUE SPECIAL SITUATIONS MASTER FUND III, L.P.
By: SVP Special Situations III, LLC, its Investment Manager

By:
Name: James Dougherty
Title: Fund Chief Financial Officer

STRATEGIC VALUE OPPORTUNITIES FUND, L.P.
By: SVP Special Situations III-A, LLC, its Investment Manager

By:
Name: James Dougherty
Title: Fund Chief Financial Officer

Acknowledged and agreed:

GENCO SHIPPING & TRADING LIMITED

By:
Name:
Title:

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